Exhibit 99.1

Press Release

Las Vegas Sands Corp. Reports Second Quarter 2010 Results

Consolidated Second Quarter Adjusted Property EBITDA Increases 91.2% to Record $473.5 Million on Record Net Revenue of $1.59 Billion

Macau Adjusted Property EBITDA Increases 73.9% to Record of $307.0 Million and Record Adjusted Property EBITDA Margin of 29.9%

Marina Bay Sands Generates Adjusted Property EBITDA of $94.5 Million and Adjusted Property EBITDA Margin of 43.7% in First 65 Days of Operation

Consolidated Adjusted Property EBITDA Margin Increases to 29.7%, Up 630 Basis Points Compared to the Second Quarter of 2009

Las Vegas, NV (July 28, 2010) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended June 30, 2010.

Company-Wide Operating Results

Net revenue for the second quarter of 2010 was a record $1.59 billion, an increase of 50.6% compared to $1.06 billion in the second quarter of 2009. Consolidated adjusted property EBITDA in the second quarter of 2010 increased 91.2% to $473.5 million, compared to $247.6 million in the year-ago quarter. Consolidated adjusted property EBITDA margin increased 630 basis points to 29.7% in the second quarter of 2010, compared to 23.4% in the second quarter of 2009.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the second quarter of 2010 increased to $166.8 million, compared to a loss of $171.3 million in the second quarter of 2009. The increase in operating income was principally due to stronger results across our portfolio of properties in Macau and the opening of Marina Bay Sands in Singapore.  The operating loss in the second quarter of 2009 included an impairment loss of $151.2 million.

Adjusted net income (see Note 1) increased to $129.3 million, or $0.17 per diluted share, compared to $8.8 million, or $0.01 per diluted share, in the second quarter of 2009.

On a GAAP basis, net loss attributable to common stockholders in the second quarter of 2010 was $4.7 million, compared to net loss of $222.2 million in the second quarter of 2009. Diluted loss per share in the second quarter of 2010 was less than $0.01, compared to a diluted loss per share of $0.34 in the prior year quarter. The decrease in net loss attributable to common stockholders of $217.5 million reflects the increase in operating income, partially offset by increases in net income attributable to noncontrolling interests (primarily Sands China Ltd.), net interest expense and income tax expense principally associated with earnings from Marina Bay Sands.

Second Quarter Overview

Sheldon G. Adelson, chairman and CEO, stated, "We are pleased to report that we delivered record revenues and adjusted property EBITDA during the second quarter of 2010.  Strong revenue growth, increases in operational efficiency and robust operating margins at Marina Bay Sands in Singapore all contributed to substantial margin expansion and a record financial performance overall. In Macau, we delivered an all-time quarterly record of $307.0 million of adjusted property EBITDA, with each of our properties, The Venetian Macao, Sands Macao, and Four Seasons Hotel Macao and Plaza Casino, delivering substantial revenue and adjusted property EBITDA growth, as well as adjusted property EBITDA margin expansion. In Las Vegas, increases in gaming volumes and hotel revenues, in concert with the impact of our efficiency programs, allowed us to deliver $66.0 million of adjusted property EBITDA during the quarter.

"In Singapore, Marina Bay Sands opened on April 27th and generated $94.5 million of adjusted property EBITDA and an EBITDA margin of 43.7% in its first 65 days of operation.  Both gaming volumes and visitation to the property have been robust and we are gratified by the overwhelming reception the property has received. We believe Marina Bay Sands will both augment Singapore's reputation as an international business and leisure destination and provide an ideal platform for strong growth and outstanding returns for our company in the years ahead."

Sands China Ltd. Consolidated Financial Results

Sands China Ltd. is a majority-owned subsidiary of the company which owns and operates the company's integrated resort properties and other assets in Macau. On a U.S. GAAP basis, total net revenues for Sands China Ltd. increased 40.7% to $1.04 billion in the second quarter of 2010, compared to $738.9 million in the second quarter of 2009. Adjusted Property EBITDA for Sands China Ltd. increased 79.4% to $300.7 million in the second quarter of 2010, compared to $167.6 million in the second quarter of 2009. Net income for Sands China Ltd. increased 328.2% to $133.6 million in the second quarter of 2010, compared to $31.2 million in the second quarter of 2009.

The Venetian Macao Second Quarter Operating Results

The Venetian Macao continues to enjoy market-leading visitation and strong financial performance.  The property delivered adjusted property EBITDA of $192.8 million for the second quarter of 2010 and a record 33.2% adjusted property EBITDA margin, an increase of 840 basis points over the second quarter of 2009. Gaming volumes were healthy in each segment of the business. Slot handle was a record $701.6 million, increasing 31.1% compared to the quarter one year ago, while Non-Rolling Chip drop was $897.7 million for the quarter, an increase of 16.8% compared to the same quarter last year. Non-Rolling Chip win percentage for the quarter was 24.8%, consistent with last year's quarter. Rolling

Chip volume during the quarter was $9.77 billion, with the direct play portion representing approximately $2.39 billion, or 24.5% of that amount.

The following table summarizes our key operating results for The Venetian Macao for the second quarter of 2010 compared to the second quarter of 2009:

	Three Months Ended
The Venetian Macao Operations	June 30,
(In millions, except for percentages and basis points)	2010	2009	$ Change	Change
Revenues:
Casino	$506.1	$380.0	$126.1	33.2%
Rooms	47.8	38.5	9.3	24.2%
Food and Beverage	15.5	12.9	2.6	20.2%
Retail and Other	37.9	33.2	4.7	14.2%
Less - Promotional Allowances	(26.3)	(21.0)	(5.3)	-25.2%
Net Revenues	$581.0	$443.6	$137.4	31.0%

Adjusted Property EBITDA	$192.8	$110.0	$82.8	75.3%
EBITDA Margin %	33.2%	24.85		8.4 pts

Operating Income	$134.7	$52.7	$82.0	155.6%

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$9,765.6	$9,896.2	$(130.6)	-1.3%
Rolling Chip Win %(1)	3.36%	2.28%		1.08 pts

Non-Rolling Chip Drop	$897.7	$768.9	$128.8	16.8%
Non-Rolling Chip Win %(2)	24.8%	24.8%		0.0 pts

Slot Handle	$701.6	$535.3	$166.3	31.1%
Slot Hold %(3)	7.1%	7.5%		-0.4 pts

Hotel Statistics

Occupancy %	91.9%	76.2%		15.7 pts
Average Daily Rate (ADR)	$203	$201	$2	1.0%
Revenue per Available Room (RevPAR)	$187	$153	$34	22.2%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to The Venetian Macao's trailing 12 month Non-Rolling Chip win percentage of 24.4% (calculated before discounts).
(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Sands Macao Second Quarter Operating Results

Sands Macao's second quarter operating performance reflected Sands' strong competitive positioning on the Macau peninsula.  Gaming volumes were healthy, while efficiency programs positively impacted financial results.  Adjusted property EBITDA rose to $81.2 million in the quarter, an increase of 33.1% compared to the second quarter of 2009.  Adjusted property EBITDA margin expanded to 26.9% in the quarter, compared to 26.1% in the year-ago quarter. Slot handle increased to a record $406.6 million, up 35.6% compared to the quarter one year ago, while Rolling Chip volume increased 53.3% to $7.22 billion for the quarter.

The following table summarizes our key operating results for the Sands Macao for the second quarter of 2010 compared to the second quarter of 2009:

	Three Months Ended
Sands Macao Operations	June 30,
(In millions, except for percentages and basis points)	2010	2009	$ Change	Change

Revenues:
Casino	$297.1	$229.4	$67.7	29.5%
Rooms	6.2	6.4	(0.2)	-3.1%
Food and Beverage	9.9	8.8	1.1	12.5%
Retail and Other	1.2	1.3	(0.1)	-7.7%
Less - Promotional Allowances	(12.2)	(11.7)	(0.5)	-4.3%
Net Revenues	$302.2	$234.2	$68.0	29.0%

Adjusted Property EBITDA	$81.2	$61.0	$20.2	33.1%
EBITDA Margin %	26.9%	26.1%		0.8 pts

Operating Income	$70.0	$48.4	$21.6	44.6%

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$7,220.9	$4,711.4	$2,509.5	53.3%
Rolling Chip Win %(1)	3.05%	2.90%		0.15 pts

Non-Rolling Chip Drop	$603.6	$595.5	$8.1	1.4%
Non-Rolling Chip Win %(2)	20.7%	19.4%		1.3 pts

Slot Handle	$406.6	$299.8	$106.8	35.6%
Slot Hold %(3)	5.5%	6.5%		-1.0 pts

Hotel Statistics

Occupancy %	97.8%	97.8%		0.0 pts
Average Daily Rate (ADR)	$245	$253	$(8)	-3.2%
Revenue per Available Room (RevPAR)	$239	$247	$(8)	-3.2%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Sands Macao's trailing 12 month Non-Rolling Chip win percentage of 19.8% (calculated before discounts).
(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino Second Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino delivered a quarterly record $33.0 million of adjusted property EBITDA for the second quarter of 2010, an increase of $27.4 million, or 489.3%, compared to the second quarter of 2009. Rolling Chip volume increased to $4.85 billion during the quarter, with the direct play portion representing approximately $2.38 billion, or 49.1% of that total. The mass gaming business continued to expand, with slot handle achieving $107.6 million in the quarter, an increase of 91.8% compared to last year's second quarter.  Non-Rolling Chip table games drop increased 18.3% to $95.6 million.  Hotel occupancy reached 69.1% during the quarter, up from 44.5% in the same quarter last year.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the second quarter of 2010 compared to the second quarter of 2009:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	June 30,
(In millions, except for percentages and basis points)	2010	2009	$ Change	Change

Revenues:
Casino	$132.5	$39.6	$92.9	234.6%
Rooms	6.9	4.2	2.7	64.3%
Food and Beverage	5.4	3.1	2.3	74.2%
Retail and Other	7.0	6.6	0.4	6.1%
Less - Promotional Allowances	(7.7)	(4.8)	(2.9)	-60.4%
Net Revenues	$144.1	$48.7	$95.4	195.9%

Adjusted Property EBITDA	$33.0	$5.6	$27.4	489.3%
EBITDA Margin %	22.9%	11.4%		11.5 pts

Operating Income (Loss)	$20.6	$(8.0)	$28.6	357.5%

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$4,845.0	$566.1	$4,278.9	755.9%
Rolling Chip Win %(1)	3.07%	3.27%		-0.2 pts

Non-Rolling Chip Drop	$95.6	$80.8	$14.8	18.3%
Non-Rolling Chip Win %(2)	28.4%	27.3%		1.1 pts

Slot Handle	$107.6	$56.1	$51.5	91.8%
Slot Hold %(3)	5.6%	6.0%		-0.4 pts

Hotel Statistics

Occupancy %	69.1%	44.5%		24.6 pts
Average Daily Rate (ADR)	$298	$291	$7	2.4%
Revenue per Available Room (RevPAR)	$206	$130	$76	58.5%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Plaza Casino's trailing 12 month Non-Rolling Chip win percentage of 24.3% (calculated before discounts).
(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Marina Bay Sands Second Quarter Operating Results

Marina Bay Sands in Singapore began operations on April 27, 2010, with a portion of the property's gaming, hotel, dining, convention and exhibition, and retail offerings open to the public for 65 days during the quarter. Net revenues and adjusted property EBITDA for this 65-day period for Marina Bay Sands were $216.4 million and $94.5 million, respectively, with adjusted property EBITDA margin reaching 43.7%.

Rolling Chip volume, which was composed exclusively of non-junket direct play, was $3.88 billion.  Rolling Chip win percentage was 2.18%, which is lower than our expected Rolling Chip win percentage of 2.7% to 3.0%.  Non-Rolling Chip table games drop was $538.3 million with Non-Rolling Chip win percentage of 21.5%. Slot handle was $482.3 million for the period with slot hold percentage of 7.5%.

Marina Bay Sands Operations
(In millions, except for percentages and basis points)	Period Ended June 30, 2010
Revenues:
Casino	$190.8
Rooms	9.7
Food and Beverage	13.4
Retail and Other	12.5
Less - Promotional Allowances	(10.0)
Net Revenues	$216.4

Adjusted Property EBITDA	$94.5
EBITDA Margin %	43.7%

Operating Income	$52.0

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$3,884.0
Rolling Chip Win %(1)	2.18%

Non-Rolling Chip Drop	$538.3
Non-Rolling Chip Win %	21.5%

Slot Handle	$482.3
Slot Hold %	7.5%

Hotel Statistics

Occupancy %	54.9%
Average Daily Rate (ADR)	$226
Revenue per Available Room (RevPAR)	$124

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Second Quarter Operating Results

The Venetian Las Vegas and The Palazzo enjoyed stronger gaming volumes, improved group booking volumes and improved hotel occupancy during the quarter.  However, the quarter's operating results were negatively impacted by low table games win percentage of 13.8%, which was lower than both the 19.3% table games win percentage in last year's second quarter and the property's trailing twelve month table games win percentage of 18.3%. Our Las Vegas operations delivered $66.0 million of adjusted property EBITDA for the second quarter of 2010, compared to $78.1 million in the second quarter of 2009. Table games drop increased 8.0% to $417.1 million.

The following table summarizes our key operating results for our Las Vegas operations for the second quarter of 2010 compared to the second quarter of 2009:

	Three Months Ended
Las Vegas Operations	June 30,
(In millions, except for percentages and basis points)	2010	2009	$ Change	Change

Revenues:
Casino	$102.9	$119.1	$(16.2)	-13.6%
Rooms	120.2	112.8	7.4	6.6%
Food and Beverage	56.4	59.3	(2.9)	-4.9%
Retail and Other	38.6	42.4	(3.8)	-9.0%
Less - Promotional Allowances	(41.9)	(41.7)	(0.2)	-0.5%
Net Revenues	$276.2	$291.9	$(15.7)	-5.4%

Adjusted Property EBITDA	$66.0	$78.1	$(12.1)	-15.5%
EBITDA Margin %	23.9%	26.8%		-2.9 pts

Operating Income (Loss) (1)	$2.9	$(137.5)	$140.4	102.1%

Gaming Statistics
(In millions, except for percentages and basis points)

Table Games Drop	$417.1	$386.1	$31.0	8.0%
Table Games Win %(2)	13.8%	19.3%		-5.5 pts

Slot Handle	$670.8	$668.6	$2.2	0.3%
Slot Hold %(3)	7.8%	7.2%		0.6 pts

Hotel Statistics

The Venetian Las Vegas:
Occupancy %	97.2%	88.9%		8.3 pts
Average Daily Rate	$184	$186	$(2)	-1.1%
Revenue per Available Room	$179	$166	$13	7.8%

The Palazzo:
Occupancy %	98.5%	91.5%		7.0 pts
Average Daily Rate (ADR)	$202	$207	$(5)	-2.4%
Revenue per Available Room (RevPAR)	$199	$190	$9	4.7%

(1) The 2009 quarter reflects an impairment charge of $151.2 million.
(2)  This compares to our Las Vegas Operations trailing 12 month table games win percentage of 18.3% (calculated before discounts).
(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Sands Bethlehem Second Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania were $68.6 million and adjusted property EBITDA reached $12.1 million for the second quarter of 2010, the highest total since the opening of the property in May 2009. Slot handle at the property continued to expand, reaching $947.4 million for the quarter.  This represents a 2.8% sequential increase compared to the $921.6 million of slot handle in the quarter ended March 31, 2010. Slot hold percentage was 6.9% during the quarter.

The company introduced 89 table games to Sands Bethlehem on July 18, 2010, which should benefit the property in the future.  Additionally, construction of the property's 300-room hotel tower is progressing. The hotel is expected to open in May 2011.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of losses in our CotaiJet ferry operation, was negative $6.2 million in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore and the Shangri-La Traders Sheraton Resort on Parcels 5 & 6 of the Cotai Strip, increased to $50.1 million in the second quarter of 2010, compared to $41.8 million in the second quarter of 2009.

Depreciation and amortization expense was $170.7 million in the second quarter of 2010, compared to $143.6 million in the second quarter of 2009. The increase was principally driven by the opening of Marina Bay Sands in April 2010 and Sands Bethlehem in May 2009.

Interest expense, net of amounts capitalized, was $77.0 million for the second quarter of 2010, compared to $64.9 million during the second quarter of 2009. Our weighted average borrowing cost in the second quarter of 2010 was 3.7%. Capitalized interest was $22.7 million during the second quarter of 2010, compared to $14.1 million during the second quarter of 2009.

Corporate expense was $26.0 million in the second quarter of 2010, compared to $64.3 million in the second quarter of 2009.  The second quarter of 2009 amount included a legal settlement expense of $42.5 million.

Loss on disposal of assets was $37.7 million in the second quarter of 2010, compared to $4.7 million in the second quarter of 2009. The loss reflects the removal and disposition of certain building and construction materials and equipment in Macau and Las Vegas.

Other expense, which was principally composed of foreign currency translation losses, was $6.2 million in the second quarter of 2010, compared to other income of $0.8 million in the second quarter of 2009.

The company's effective tax rate for the second quarter of 2010 was 9.3%. The effective tax rate includes a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the second quarter of $36.7 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances and short-term investments as of June 30, 2010, were $3.69 billion, while restricted cash balances were $96.6 million. Of the restricted cash balances, $25.0 million pertains to Macau-related construction and interest and principal payments under the Macau Credit Facility, and $58.5 million is restricted for construction of Marina Bay Sands in Singapore.

As of June 30, 2010, total debt outstanding, including the current portion, was $10.40 billion. Scheduled principal payments required in 2010 and 2011 total $90.2 million and $1.00 billion, respectively.

During the quarter, the company paid down $350 million of its Macau Credit Facility.  Additionally, the company purchased approximately $27.6 million at face value of its 6.375% Senior Notes at an average purchase price of 96.1%.

Capital Expenditures

Capital expenditures during the second quarter totaled $589.1 million, including construction and development activities of $497.2 million at Marina Bay Sands, $75.7 million in Macau, $10.9 million at Sands Bethlehem, and $5.3 million in Las Vegas.

###

Conference Call Information

The company will hold a conference call to discuss the company's results on Wednesday, July 28, 2010 at 8:00 a.m. Eastern Time. Interested parties may listen to the conference call through a webcast available on the Company's website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our Macau gaming subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, loss on disposal of assets, gain on early retirement of debt, legal settlement expense, preferred stock dividends, and accretion to redemption value of preferred stock issued to the Principal Stockholder's family.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (integrated resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO® Five-Diamond luxury resorts on the Las Vegas Strip, are among the company's properties in the United States. In Singapore, the iconic MARINA BAY SANDS® is the most recent addition to the company's portfolio.

Through its majority-owned subsidiary Sands China Ltd., the company also owns a collection of properties in Macau, including THE VENETIAN® Macao, Four Seasons Hotel Macao and the Four

Seasons-branded serviced-apartments at its COTAI STRIP® development, as well as the SANDS® Macao on the Macau peninsula.

The company is currently constructing a 6,400-room complex at the COTAI STRIP, which will feature the Shangri-La, Traders, Sheraton, and St. Regis hotel brands.

Las Vegas Sands is also committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221
Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2010 Results
Non-GAAP Reconciliations

Within the company's second quarter 2010 press release, the company makes reference to certain non-GAAP financial measures including "adjusted net income," "adjusted earnings per diluted share," and "adjusted property EBITDA."  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company's management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.'s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense.  Reconciliations of GAAP operating income (loss) and GAAP net income (loss) attributable to Las Vegas Sands Corp. to adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Casino	$1,294,301	$798,053	$2,356,071	$1,595,978
Rooms	190,767	161,969	371,549	336,357
Food and beverage	105,079	87,087	197,158	174,395
Convention, retail and other	115,266	95,885	223,481	209,372
	1,705,413	1,142,994	3,148,259	2,316,102
Less - promotional allowances	(110,937)	(84,294)	(218,895)	(178,340)
	1,594,476	1,058,700	2,929,364	2,137,762

Operating expenses:
Resort operations	1,129,774	816,560	2,099,471	1,643,422
Corporate expense	25,954	64,307	49,430	87,731
Rental expense	12,806	7,877	21,504	15,806
Pre-opening expense	50,118	41,830	87,577	86,764
Development expense	676	10	833	264
Depreciation and amortization	170,694	143,633	323,783	282,882
Impairment loss	-	151,175	-	151,175
Loss on disposal of assets	37,679	4,653	38,171	4,784
	1,427,701	1,230,045	2,620,769	2,272,828

Operating income (loss)	166,775	(171,345)	308,595	(135,066)

Interest income	2,073	2,692	3,706	8,241
Interest expense, net of amounts capitalized	(76,987)	(64,871)	(155,152)	(135,989)
Other income (expense)	(6,201)	773	(12,649)	(4,970)
Gain on early retirement of debt	961	-	3,137	-

Income (loss) before income taxes	86,621	(232,751)	147,637	(267,784)

Income tax benefit (expense)	(8,073)	54,488	(21,275)	53,675

Net income (loss)	78,548	(178,263)	126,362	(214,109)

Net (income) loss attributable to noncontrolling interests	(36,741)	2,323	(66,974)	3,563

Net income (loss) attributable to Las Vegas Sands Corp.	41,807	(175,940)	59,388	(210,546)

Preferred stock dividends	(23,350)	(23,172)	(46,700)	(46,326)
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	(23,136)	(23,136)	(46,272)	(46,272)

Net loss attributable to common stockholders	$(4,679)	$(222,248)	$(33,584)	$(303,144)

Basic and diluted loss per share	$(0.01)	$(0.34)	$(0.05)	$(0.46)

Basic and diluted weighted average shares outstanding	660,364,559	658,877,256	660,322,428	653,370,686

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended June 30, 2010

	Operating Income (Loss)	Depreciation and Amortization	(Gain) Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$134,667	$51,073	$218	$-	$-	$1,859	$-	$5,012	$192,829

Sands Macao	70,009	10,373	(278)	-	-	754	-	354	81,212

Four Seasons Hotel Macao and Plaza Casino	20,553	10,218	-	780	-	118	-	1,330	32,999

Macau Property Operations	225,229	71,664	(60)	780	-	2,731	-	6,696	307,040

Las Vegas Operating Properties	2,923	58,874	277	-	-	3,918	-	-	65,992

Sands Bethlehem	3,679	7,034	-	840	-	568	-	-	12,121

United States Property Operations	6,602	65,908	277	840	-	4,486	-	-	78,113

Marina Bay Sands	52,043	25,282	(9)	13,409	-	1,266	-	2,475	94,466

Other Asia (2)	(10,523)	4,043	-	46	-	280	-	-	(6,154)

Other Development	(77,605)	780	37,471	35,043	676	-	-	3,635	-

Corporate	(28,971)	3,017	-	-	-	-	25,954	-	-

	$166,775	$170,694	$37,679	$50,118	$676	$8,763	$25,954	$12,806	$473,465

Three Months Ended June 30, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$52,678	$50,911	$4,636	$(218)	$-	$(87)	$-	$2,054	$109,974

Sands Macao	48,446	12,248	30	-	-	(29)	-	354	61,049

Four Seasons Hotel Macao and Plaza Casino	(8,043)	12,749	37	(186)	-	350	-	656	5,563

Macau Property Operations	93,081	75,908	4,703	(404)	-	234	-	3,064	176,586

Las Vegas Operating Properties	(137,507)	58,052	151,125	1	-	5,035	-	1,404	78,110

Sands Bethlehem	563	1,965	-	-	-	309	-	-	2,837

United States Property Operations	(136,944)	60,017	151,125	1	-	5,344	-	1,404	80,947

Other Asia (2)	(13,399)	3,265	-	319	-	(76)	-	-	(9,891)

Other Development	(47,084)	1,751	-	41,914	10	-	-	3,409	-

Corporate	(66,999)	2,692	-	-	-	-	64,307	-	-

	$(171,345)	$143,633	$155,828	$41,830	$10	$5,502	$64,307	$7,877	$247,642

Six Months Ended June 30, 2010

	Operating Income (Loss)	Depreciation and Amortization	(Gain) Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$248,554	$104,235	$272	$-	$-	$2,619	$-	$7,064	$362,744

Sands Macao	128,829	20,815	(589)	-	-	1,211	-	707	150,973

Four Seasons Hotel Macao and Plaza Casino	24,731	24,571	(5)	988	-	224	-	1,985	52,494

Macau Property Operations	402,114	149,621	(322)	988	-	4,054	-	9,756	566,211

Las Vegas Operating Properties	44,240	118,990	277	-	-	7,777	-	-	171,284

Sands Bethlehem	7,311	13,892	-	875	-	1,011	-	-	23,089

United States Property Operations	51,551	132,882	277	875	-	8,788	-	-	194,373

Marina Bay Sands	52,043	25,282	(9)	13,409	-	1,266	-	2,475	94,466

Other Asia (2)	(19,054)	7,961	-	44	-	463	-	-	(10,586)

Other Development	(122,593)	2,001	38,225	72,261	833	-	-	9,273	-

Corporate	(55,466)	6,036	-	-	-	-	49,430	-	-

	$308,595	$323,783	$38,171	$87,577	$833	$14,571	$49,430	$21,504	$844,464

Six Months Ended June 30, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$119,653	$100,918	$4,770	$(95)	$-	$2,107	$-	$4,107	$231,460

Sands Macao	85,199	24,632	87	-	-	782	-	707	111,407

Four Seasons Hotel Macao and Plaza Casino	(17,487)	24,641	37	1,286	-	143	-	1,311	9,931

Macau Property Operations	187,365	150,191	4,894	1,191	-	3,032	-	6,125	352,798

Las Vegas Operating Properties	(112,005)	116,557	151,065	(54)	-	9,500	-	2,821	167,884

Sands Bethlehem	563	1,965	-	-	-	309	-	-	2,837

United States Property Operations	(111,442)	118,522	151,065	(54)	-	9,809	-	2,821	170,721

Other Asia (2)	(23,716)	6,478	-	895	5	437	-	-	(15,901)

Other Development	(94,229)	2,378	-	84,732	259	-	-	6,860	-

Corporate	(93,044)	5,313	-	-	-	-	87,731	-	-

	$(135,066)	$282,882	$155,959	$86,764	$264	$13,278	$87,731	$15,806	$507,618

(1)  During the three months ended June 30, 2010 and 2009, the Company recorded stock-based compensation expense of $13.8 million and $9.3 million, respectively, of which $4.8 million and $2.4 million, respectively, is included in corporate expense and $0.2 million and $1.4 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.  During the six months ended June 30, 2010 and 2009, the Company recorded stock-based compensation expense of $28.9 million and $20.9 million, respectively, of which $12.5 million and $4.7 million, respectively, is included in corporate expense and $1.8 million and $2.9 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss) attributable to Las Vegas Sands Corp.	$41,807	$(175,940)	$59,388	$(210,546)
Add (deduct) :
Net income (loss) attributable to noncontrolling interests	36,741	(2,323)	66,974	(3,563)
Income tax (benefit) expense	8,073	(54,488)	21,275	(53,675)
Gain on early retirement of debt	(961)	-	(3,137)	-
Other (income) expense	6,201	(773)	12,649	4,970
Interest expense, net of amounts capitalized	76,987	64,871	155,152	135,989
Interest income	(2,073)	(2,692)	(3,706)	(8,241)
Loss on disposal of assets	37,679	4,653	38,171	4,784
Impairment loss	-	151,175	-	151,175
Depreciation and amortization	170,694	143,633	323,783	282,882
Development expense	676	10	833	264
Pre-opening expense	50,118	41,830	87,577	86,764
Stock-based compensation (1)	8,763	5,502	14,571	13,278
Rental expense	12,806	7,877	21,504	15,806
Corporate expense	25,954	64,307	49,430	87,731

Adjusted Property EBITDA	$473,465	$247,642	$844,464	$507,618

(1) See prior page

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

The Venetian Macao	$581,032	$443,608	$1,130,727	$927,708
Sands Macao	302,212	234,198	586,018	458,610
Four Seasons Hotel Macao and Plaza Casino	144,096	48,700	246,440	95,691
Las Vegas Operating Properties	276,219	291,940	601,729	610,578
Sands Bethlehem	68,624	32,711	135,865	32,711
Marina Bay Sands	216,393	-	216,393	-
Other Asia	28,386	19,110	52,558	43,039
Eliminations	(22,486)	(11,567)	(40,366)	(30,575)

	$1,594,476	$1,058,700	$2,929,364	$2,137,762

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
The Venetian Macao	33.2%	24.8%	32.1%	24.9%
Sands Macao	26.9%	26.1%	25.8%	24.3%
Four Seasons Hotel Macao and Plaza Casino	22.9%	11.4%	21.3%	10.4%
Las Vegas Operating Properties	23.9%	26.8%	28.5%	27.5%
Sands Bethlehem	17.7%	8.7%	17.0%	8.7%
Marina Bay Sands	43.7%	N/A	43.7%	N/A
Other Asia	-21.7%	-51.8%	-20.1%	-36.9%

Total	29.7%	23.4%	28.8%	23.7%

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net loss attributable to common stockholders	$(4,679)	$(222,248)	$(33,584)	$(303,144)

Pre-opening expense, net	50,118	39,316	87,577	82,476
Development expense, net	676	7	833	207
Impairment loss, net	-	98,264	-	98,264
Loss on disposal of assets, net	37,679	4,671	38,171	4,823
Gain on early retirement of debt	(961)	-	(3,137)	-
Legal settlement expense	-	42,500	-	42,500
Preferred stock dividends	23,350	23,172	46,700	46,326
Accretion to redemption value of preferred stock issued to Principal Stockholder's family	23,136	23,136	46,272	46,272

Adjusted net income	$129,319	$8,818	$182,832	$17,724

Per diluted share of common stock:
Net loss attributable to common stockholders	$(0.01)	$(0.32)	$(0.04)	$(0.46)

Pre-opening expense, net	0.07	0.06	0.11	0.13
Development expense, net	-	-	-	-
Impairment loss, net	-	0.14	-	0.15
Loss on disposal of assets, net	0.05	0.01	0.05	0.01
Gain on early retirement of debt	-	-	-	-
Legal settlement expense	-	0.06	-	0.06
Preferred stock dividends	0.03	0.03	0.06	0.07
Accretion to redemption value of preferred stock issued to Principal Stockholder's family	0.03	0.03	0.06	0.07

Adjusted earnings per diluted share	$0.17	$0.01	$0.24	$0.03

Weighted average diluted shares outstanding	782,625,373	700,796,549	776,713,399	661,053,146

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Room Statistics:
The Venetian Macao:
Occupancy %	91.9%	76.2%	92.4%	76.7%
Average daily room rate (ADR) (1)	$203	$201	$203	$209
Revenue per available room (RevPAR) (2)	$187	$153	$187	$160

Sands Macao:
Occupancy %	97.8%	97.8%	97.6%	97.3%
Average daily room rate (ADR) (1)	$245	$253	$253	$261
Revenue per available room (RevPAR) (2)	$239	$247	$247	$253

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	69.1%	44.5%	71.0%	41.5%
Average daily room rate (ADR) (1)	$298	$291	$288	$293
Revenue per available room (RevPAR) (2)	$206	$130	$204	$122

The Venetian Las Vegas:
Occupancy %	97.2%	88.9%	93.3%	89.0%
Average daily room rate (ADR) (1)	$184	$186	$192	$198
Revenue per available room (RevPAR) (2)	$179	$166	$179	$176

The Palazzo:
Occupancy %	98.5%	91.5%	96.2%	92.1%
Average daily room rate (ADR) (1)	$202	$207	$208	$214
Revenue per available room (RevPAR) (2)	$199	$190	$200	$197

Marina Bay Sands:
Occupancy %	54.9%	N/A	54.9%	N/A
Average daily room rate (ADR) (1)	$226	N/A	$226	N/A
Revenue per available room (RevPAR) (2)	$124	N/A	$124	N/A

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$10,193	$7,625	$9,973	$7,965
Slot machine win per unit per day (4)	$251	$201	$252	$212
Average number of table games	594	600	596	609
Average number of slot machines	2,181	2,184	2,183	2,150

Sands Macao:
Table games win per unit per day (3)	$9,116	$6,818	$8,889	$6,518
Slot machine win per unit per day (4)	$209	$193	$211	$196
Average number of table games	416	407	415	425
Average number of slot machines	1,180	1,105	1,173	1,097

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$16,579	$4,717	$13,818	$4,053
Slot machine win per unit per day (4)	$352	$147	$426	$145
Average number of table games	117	94	117	106
Average number of slot machines	187	253	185	219

The Venetian Las Vegas:
Table games win per unit per day (3)	$2,155	$2,437	$2,442	$3,313
Slot machine win per unit per day (4)	$253	$209	$231	$209
Average number of table games	114	113	114	121
Average number of slot machines	1,284	1,435	1,364	1,457

The Palazzo:
Table games win per unit per day (3)	$3,360	$3,937	$6,347	$3,829
Slot machine win per unit per day (4)	$175	$163	$175	$166
Average number of table games	116	138	117	135
Average number of slot machines	1,417	1,420	1,415	1,408

Sands Bethlehem:
Slot machine win per unit per day (4)	$229	$250	$224	$250
Average number of slot machines	3,121	3,000	3,170	3,000

Marina Bay Sands:
Table games win per unit per day (3)	$5,255	N/A	$5,255	N/A
Slot machine win per unit per day (4)	$364	N/A	$364	N/A
Average number of table games	588	N/A	588	N/A
Average number of slot machines	1,523	N/A	1,523	N/A
____________________________________

(1)          ADR is calculated by dividing total room revenue by total rooms occupied.

(2)          RevPAR is calculated by dividing total room revenue by total rooms available.

(3)          Table games win per unit per day is shown before discounts and commissions.

(4)          Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 5